UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2004 (December 8, 2004)

(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0404134
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

ALL TERMS USED BUT NOT DEFINED BELOW HAVE THE MEANINGS GIVEN TO THEM IN THE AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT.

On December 8, 2004, MortgageIT Holdings, Inc. ("Holdings") and MortgageIT, Inc., our wholly owned subsidiary ("MortgageIT" and, together with Holdings, the "Company"), entered into Amendment No. 4 to Amended and Restated Master Repurchase Agreement, between Holdings, MortgageIT and Merrill Lynch Mortgage Capital Inc. The only significant change to the Amended and Restated Master Repurchase Agreement resulting from Amendment No. 4 is the substitution of the Company for MortgageIT in the Maintenance of Ratio of Indebtedness to Tangible Net Worth and Maintenance of Liquidity covenants, such that these covenants now apply to the Company on a consolidated basis rather than to MortgageIT on a stand-alone basis. The foregoing description of Amendment No. 4 is qualified in its entirety by reference to Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

10.1	Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated December 8, 2004, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ JOHN R. CUTI
John R. Cuti Secretary

Date: December 9, 2004

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 9, 2004 (December 8, 2004)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated December 8, 2004, between MortgageIT Holdings, Inc., MortgageIT, Inc. and Merrill Lynch Mortgage Capital Inc.